                                                                      EXHIBIT 99

          EPI OPERATIONS (DIVISIONS)                           PLANT LOCATIONS
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
Cincinnati Industrial Machinery                Sharonville, Ohio
3280 Hageman Street
Sharonville, Ohio 45241

Construction Equipment                         Lubbock, Texas
1802 E. 50th Street                            Acuna, Coahuila, Mexico
Lubbock, Texas 79404

Eagle-Picher Fluid Systems, Inc.               Brighton, Michigan*
7854 Lochlin Drive
Brighton, Michigan 48116

Electronics                                    Joplin, Missouri (6)
"C" and Porter Streets                         Colorado Springs, Colorado (2)
Joplin, Missouri 64801                         Galena, Kansas
                                               Grove, Oklahoma
                                               Seneca, Missouri
                                               Stella, Missouri
                                               Socorro, New Mexico**

Fabricon Products                              River Rouge, Michigan
1721 West Pleasant Avenue                      Philadelphia, Pennsylvania
River Rouge, Michigan 48218                    Riverton, New Jersey

Hillsdale Tool & Manufacturing Co.             Hillsdale, Michigan (4)**
135 E. South Street                            Hamilton, Indiana
Hillsdale, Michigan 49242                      Jonesville, Michigan
                                               Vassar, Michigan
                                               San Luis Potosi, Mexico

Michigan Automotive                            Ann Arbor, Michigan
Research Corporation (MARCO)
1254 North Main Street
Ann Arbor, Michigan 48104

Minerals                                       Clark Station, Nevada
6110 Plumas Street                             Lovelock, Nevada
Reno, Nevada 89509                             Vale, Oregon

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 * Effective approximately March 1, 1996.

** The New Mexico plant and one of the Hillsdale, Michigan plants have little, if any, manufacturing activity at this time.

          EPI OPERATIONS (DIVISIONS)                           PLANT LOCATIONS
----------------------------------------------------------------------------------------------
Orthane                                        Denton, Texas***
1500 I-35 W. (at Airport Road)
Denton, Texas 76202

Plastics                                       Grabill, Indiana
14123 Roth Road                                Ashley, Indiana
Grabill, Indiana 46741                         Huntington, Indiana

Ross Aluminum Foundries                        Sidney, Ohio (2)
815 North Oak Avenue
Sidney, Ohio 45365

Rubber Molding                                 Norwich, Connecticut
19 Ohio Avenue                                 Pine Bluff, Arkansas
Norwich, Connecticut 06360                     Stratford, Connecticut

Specialty Materials                            Quapaw, Oklahoma (2)
One Mile NE of Quapaw on Hwy. 69A              Miami, Oklahoma (3)
Quapaw, Oklahoma 74363                         Harrisonville, Missouri
                                               Lenexa, Kansas

Suspension Systems                             Paris, Illinois
Route 133 West
Paris, Illinois 61944

Transicoil Inc.                                Trooper, Pennsylvania
2560 General Armistead Avenue                  Melaka, Malaysia
Trooper, Pennsylvania 19403

Trim                                           Kalkaska, Michigan
829 U.S. Hwy. 131 NW
Kalkaska, Michigan 49646

Wolverine Gasket                               Inkster, Michigan
2638 Princess Street                           Blacksburg, Virginia
Inkster, Michigan 48141                        Leesburg, Florida
                                               Garden City, Michigan

Eagle-Picher Industries Europe GmbH            Market Harborough, England
                                               Soria, Spain
                                               Ohringen, Germany

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*** A substantial portion of the business of the Denton, Texas facility was sold on January 31, 1996. The remainder will be transferred to the Brighton, Michigan plant, listed above.